UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 26, 2008

WGNB CORP.
(Exact name of registrant as specified in its charter)

GEORGIA	000-30805	58-1640130
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

201 Maple Street
P.O. Box 280
Carrollton, Georgia 30117
(Address of Principal
Executive Offices)

(770) 832-3557
(Registrant's telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On June 26, 2008, WGNB Corp. (the “Company”) filed an amendment to its Amended and Restated Articles of Incorporation.  In connection with the Company’s annual meeting of shareholders on June 10, 2008, the Company’s shareholders approved an amendment to the Company’s Amended and Restated Articles of Incorporation to provide, among other things, that the Company’s Board of Directors had authority to issue up to 10,000,000 shares of preferred stock from time to time in series, with the powers, preferences and rights of any such future series to be fixed by the Board of Directors in their sole discretion. Pursuant to this authority, the Board of Directors has designated 3,000,000 of the Company’s authorized preferred stock as “9% Series A Convertible Preferred Stock”) (the “Series A Preferred”). Accordingly, on June 26, 2008, the Articles of Amendment to the Amended and Restated Articles of Incorporation designating the Series A Preferred (the “Second Amendment to Articles”) were filed with the Georgia Secretary of State.

A copy of the Second Amendment to Articles is attached hereto as Exhibit 3.1.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(d) Exhibits.

3.1	Articles of Amendment to the Amended and Restated Articles of Incorporation of WGNB Corp. dated June 24, 2008 and filed with the Georgia Secretary of State on June 26, 2008.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WGNB CORP.

Date: June 26, 2008	By:	/s/ Steven J. Haack
Steven J. Haack
Secretary and Treasurer

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